UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 5, 2011

Mitek Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-15235	87-0418827
(State or Other Jurisdiction of	Commission	(I.R.S. Employer
Incorporation)	File Number	Identification Number)

8911 Balboa Ave., Suite B, San Diego, California 92123
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (858) 503-7810

N/A
(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On May 5, 2011, Mitek Systems, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”) pursuant to which, on May 6, 2011, the Company sold to the Investors an aggregate of 2,857,143 shares of the Company’s common stock, par value $0.001 per share, at a purchase price of $5.25 per share for aggregate gross proceeds of approximately $15 million (the “Financing”).

The Company paid cash compensation of approximately $1,050,000 in placement agent fees and agreed to reimburse up to $25,000 of placement agent out-of-pocket expenses incurred in connection with the Financing, including fees and expenses of legal counsel and other advisors of the placement agent.

The Company intends to use the net proceeds from the Financing to fund ongoing operations.

The summary of the terms of the Purchase Agreement included herein is subject to, and qualified in its entirety by, the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

A copy of the press release issued by the Company announcing the Financing is filed as exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

 Item 3.02.  Unregistered Sales of Equity Securities.

The securities described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder. The Purchase Agreement executed in connection with the Financing contains representations to support the Company’s reasonable belief that the Investors had access to information concerning the Company’s operations and financial condition, the Investors acquired the securities for their own account and not with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that the Investors are sophisticated within the meaning of Section 4(2) of the Securities Act and are “accredited investors” (as defined by Rule 501 under the Securities Act). In addition, the issuances did not involve any public offering; the Company made no solicitation in connection with the Financing other than communications with the Investors; the Company obtained representations from the Investors regarding their investment intent, experience and sophistication; and the Investors either received or had access to adequate information about the Company in order to make an informed investment decision.

At the time of their issuance, the securities were deemed to be restricted securities for purposes of the Securities Act, and the certificates representing the securities bear legends to that effect.  The securities may not be resold or offered in the United States without registration or an exemption from registration.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

 Item 9.01.  Financial Statements and Exhibits.

(d)                   Exhibits

10.1	Securities Purchase Agreement, dated May 5, 2011, by and among the Company and certain accredited investors.

99.1	Press Release issued on May 9, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mitek Systems, Inc.

By:	/s/ James B. DeBello
James B. DeBello
President, Chief Executive Officer and
Chief Financial Officer

Date:  May 9, 2011